UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2010

GTx, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-50549	62-1715807
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Toyota Plaza 7th Floor Memphis, Tennessee	38103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 523-9700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2010, solely in order to provide for an equal apportionment of the members of the Board of Directors (the “Board”) of GTx, Inc. (the “Company”) among the three classes of the Company’s classified Board, Timothy R. G. Sear, age 72, resigned from the Board as a Class III director and, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, was immediately reappointed by the Board as a Class I director. Immediately prior to Mr. Sear’s resignation and reappointment, there were four Class III directors (each of whose term of office expires at the Company’s 2010 Annual Meeting of Stockholders), two Class I directors and three Class II directors. The Company’s charter documents require that each class of its classified Board must consist, as nearly as possible, of one-third of the total number of directors. The reallocation of Mr. Sear from one class of directors to another class of directors had no effect on any aspect of his compensatory arrangements with the Company, and he continues to serve as a member of both the Compensation Committee of the Board and the Audit Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTx, Inc.

Dated: March 9, 2010	By:	/s/ Henry P. Doggrell
Henry P. Doggrell,
Vice President, General Counsel and Secretary